Exhibit 10.2

                              EMPLOYMENT AGREEMENT


  Agreement made, effective as of December 20, 2002 by and between Black Hills Corporation, a South Dakota corporation, with its principal office located at 625 Ninth Street, Rapid City, South Dakota, referred to in this agreement as Employer, Black Hills or Company, and Everett E. Hoyt, of Rapid City, South Dakota, referred to in this agreement as Employee.

                                    RECITALS

A. Employer is a public company engaged in the business of fuel production, energy marketing, wholesale power generation, regulated electric utility, and telecommunications.

B. Employee has been employed by the Company in various capacities since 1989, and is currently employed as its President and Chief Operating Officer. Employee has substantial experience in the above-designated business activities and has provided valuable leadership for the Company. Employee is eligible to retire from the Company at the present time, but could continue his employment with the Company until mandatory retirement as an officer of the Company, at age sixty-five (65), on August 8, 2004.

C. Employee is willing to continue his employment by Employer, and Employer is willing to continue its employment of Employee, on the terms, covenants, and conditions set forth in this Agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                   SECTION ONE
                              EMPLOYMENT AND DUTIES

A. Employer employs, engages, and hires employee as an executive officer of the Company to perform services in the management of business activities of the Company, as assigned by the Chief Executive Officer. Employee accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of the Company, through its Board of Directors and Chief Executive Officer.

B. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall also render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

                                   SECTION TWO
                            BEST EFFORTS OF EMPLOYEE

Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this


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Agreement,  to the  reasonable  satisfaction  of Employer,  in  accordance  with policies of the Company, applicable law and regulations. Such duties shall be rendered principally at 625 Ninth Street, Rapid City, South Dakota, and intermittently at such other place or places as Employer shall in good faith require or as the interest, needs, business, or opportunity of Employer shall require.

                                  SECTION THREE
                               TERM OF EMPLOYMENT

The term of this Agreement shall be the period commencing on the date of this Agreement, and terminating August 8, 2004, ("Termination Date"), except as provided in Section Eight of the Agreement with respect to termination for cause.

                                  SECTION FOUR
                            COMPENSATION OF EMPLOYEE

Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services under this Agreement, compensation at an annual salary rate not less than $347,800.00, while this Agreement shall be in force.

Employer shall reimburse Employee for all necessary expenses incurred by Employee while traveling pursuant to Employer's directions. Employee shall be eligible to receive or participate in all other vacation and holiday pay, benefit plans, perquisites, retirement, disability and deferred compensation plans, health and life insurance, incentive and bonus payments, all as customarily provided to executive officers of the Company, consistent with its past practices and approved plans. From and after the Termination Date, Employee shall be deemed to have retired from his employment with the Company for purposes of determining his eligibility for benefits under Company benefit plans relating to retirees.


                                  SECTION FIVE
                              EXCLUSIVE EMPLOYMENT

Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee. Employee shall not, during the term of this Agreement, be interested directly or indirectly, as partner, officer, shareholder, advisor, employee, in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange. Employee may accept appointment as a director of another public or private company provided he complies with the Company's Governance Guidelines, including Board approval of such appointments.


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                                   SECTION SIX
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

Employee shall make available to Employer all information of which Employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to Employer and Employee.

                                  SECTION SEVEN
                        CONFIDENTIALITY AND TRADE SECRETS

Except as required by law, Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Employer, including but not limited to any of its customers, counter-party arrangements, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of Employer, its manner of operation, its plans, processes, financial or business strategy or other similar data. Employer and Employee specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Employer, and Employer's good will, and that any breach of the terms of this section shall be a material breach of this Agreement.

                                  SECTION EIGHT
                                   TERMINATION

A. Termination without Cause. This agreement may be terminated by either party, for any reason, without just cause, on thirty (30) days' written notice to the other. If Employer shall so terminate this Agreement, Employee shall be entitled to receive payment of compensation and benefits as provided in this Agreement through and including the Termination Date. If Employee shall so terminate this Agreement, Employee shall receive compensation and benefits as provided in this Agreement through the effective date of such termination of employment. In the event that Employee's employment is terminated (actually or constructively) as a result of a "Change of Control" , as defined in Company-approved Change of Control Agreements, the parties agree that Employee shall be deemed to have been terminated without cause for purposes of this Agreement.

B. Termination by Employer for Cause. In the event of any violation by Employee of any of the terms of this Agreement, or for other just cause, Employer may terminate this Agreement and Employee's employment upon thirty
     (30) days' written notice and with compensation and benefits paid to employee through the date of such termination. The written notice shall state the grounds for termination. For purposes of this Agreement, "Cause" or "Just Cause" means (i) an act or acts of dishonesty on Employee's part which are intended to result in his substantial personal enrichment at the expense of Black Hills; (ii) repeated violations by Employee of his obligations under this Agreement which are demonstrably willful and deliberate on his part and which result in material injury to Black Hills;
     (iii) conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on Black Hills's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or (iv) fraudulent


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     conduct  in  connection  with the  business  or  affairs  of  Black  Hills, regardless of whether said conduct is designed to defraud Black Hills or others.

C. Termination by Employee for Good Reason. Employee may terminate his employment at any time for Good Reason. For purposes of this Agreement, "Good Reason" means the good faith determination by Employee that any one or more of the following have occurred: (i) without the express written consent of Employee, any change(s) in any of the duties, or responsibilities of Employee which is (are) inconsistent in any substantial respect with Employee's position, duties, or responsibilities as contemplated by this Agreement; (ii) any failure by Black Hills to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure remedied by Black Hills promptly after receipt of notice thereof given by Employee; (iii) without Employee's consent, any requirement by Black Hills that Employee be based at any office or location other than an office or location in Rapid City, South Dakota, except for travel reasonably required in the performance of Employee's responsibilities; (iv) any proposed termination by Black Hills of Employee's employment otherwise than as permitted by this Agreement

D. It is further agreed that any breach or evasion of any of the terms of this Agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this Agreement.

E. In the event of termination by Employer without Cause, or by Employee for Good Reason, Employee shall be entitled to receive compensation and benefits as provided in this Agreement through and including the Termination Date.

                                  SECTION NINE
                       TERMINATION FOR DEATH OR DISABILITY

A. Notwithstanding anything in this Agreement to the contrary, Employer may terminate this Agreement in the event that Employee shall, during the term of this Agreement, die or become permanently disabled. Employer shall provide written notice to Employee or his personal representative of its election to terminate this Agreement for these reasons. On the giving of such notice, this Agreement, and the employment of Employee, shall cease at the end month in which the notice is delivered. In the event of termination for reasons specified in this Section, Employee shall be given credit for years of service through the Termination Date, for purposes of determining his right to receive benefits under any retirement or pension plan of the Company.

B. For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled according to the terms of Employer's Short Term and Long Term Disability Plans currently in effect at the time of disability.

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                                   SECTION TEN
                             CHOICE OF LAW AND VENUE

It is the intention of the parties that the terms of this Agreement and the parties' performance under this Agreement, shall be construed in accordance with and under and pursuant to the laws of the State of South Dakota. Any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, shall be brought or filed in the state or federal courts located in Pennington County, South Dakota.

                                 SECTION ELEVEN
                            MISCELLANEOUS PROVISIONS

A. Complete Agreement. Together with the terms of the Agreement for Supplemental Pension Benefit dated January 20, 1992, as amended, this Agreement contains the complete agreement concerning the employment arrangement between the parties and shall. As of the effective date of this Agreement, and except for the terms of the Agreement for Supplemental Pension Benefit cited above, this Agreement shall supersede all other agreements between the parties. The parties agree that the Change of Control Agreement between them shall be cancelled upon the execution of this Agreement. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement. Employee has relied on his own judgment in entering into this Agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied on such payments or representations in connection with its dealings with the other.

B. Partial Invalidity. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall continue in full force and effect as if they were executed by both parties subsequent to the avoidance of the invalid provision.


C. Non-Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forebearance or waiver had occurred.

D. Modification and Assignment. Any modification of this agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party. This Agreement may not be assigned by either party without the written consent of the other.

E.   Binding upon Successors.  This Agreement shall be binding upon and inure to
     the  benefit  of  the  parties,  their  heirs,  personal   representatives,
     successors and assigns.

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F.   Notices.  All notices  required under this Agreement  shall be delivered as follows: If to Employee: Everett E. Hoyt 4422 Carriage Hills Dr. Rapid City, SD 57702

If to Employer:
                           Black Hills Corporation
                           625 Ninth Street
                           P.O. Box 1400
                           Rapid City, South Dakota   57709
                           Attention: Steven J. Helmers, General Counsel


In witness of the above, each party to this Agreement has caused it to be executed at Rapid City, South Dakota, on the date indicated below.

Black Hills Corporation
By: /s/ Steven J. Helmers
Its:  General Counsel and Corporate Secretary
Date: December 20, 2002

Everett E. Hoyt

/s/ Everett E. Hoyt
Date: December 20, 2002


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